Exhibit 23.2


              CONSENT OF INDEPENDENT CERITIFIED PUBLIC ACCOUNTANTS
              ----------------------------------------------------



The Board of Directors
Industrial Technologies, Inc. and Subsidiary:


We consent to the reference to our firm under the heading "Selected Consolidated Financial Data" and "Experts" in the Prospectus.





                                                       /s/ KPMG PEAT MARWICK LLP


Stamford, Connecticut
April 25, 1996